EXHIBIT 3.3

                         MEDICAL ASSET MANAGEMENT, INC.
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                           CERTIFICATE OF DESIGNATIONS
            PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE
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                      SERIES A CONVERTIBLE PREFERRED STOCK
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            MEDICAL  ASSET  MANAGEMENT,   INC.,  a  Delaware   corporation  (the
"Corporation"), certifies that, pursuant to the authority contained in Article IV of its Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock, par value $.001 per share, designated as Series A Convertible Preferred Stock:

            RESOLVED, that a series of Preferred Stock, par value $.001 per share, of the Corporation is hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

            Section 1. DESIGNATION OF AMOUNT. The shares of such series shall be designated as "Series A Convertible Preferred Stock," and the number of shares constituting such series shall be 2,250,000.

            Section 2. DIVIDENDS AND DISTRIBUTIONS. The holders of shares of this Series shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, cash dividends, out of funds legally available for that purpose, in an amount per share equal to the product of (i) the per share amount, if any, of the cash dividend declared, paid or set aside for the Common Stock, multiplied by (ii) the number whole shares of Common Stock into which each such share of Series A Preferred Stock is then convertible. Such dividends upon shares of this Series shall not be cumulative.

            Section 3. LIQUIDATION RIGHTS. Upon the dissolution, liquidation or winding up of the Corporation (whether voluntary or involuntary), shares of this Series shall rank on a parity with the Common Stock in all respects.

            Section 4.  CONVERSION.

            (A) Each share of this Series shall be convertible at the option of the respective holder thereof, subject to the limitations set forth below, at any time into the number of fully paid


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and non-assessable shares of Common Stock obtained by dividing one by the Series
A Conversion Price, determined as hereinafter provided, in effect at the time of conversion. No payment or adjustment shall be made on account of dividends accrued or in arrears on shares of this Series surrendered for conversion or on account of any dividends on Common Stock issued upon such conversion.

            Before  any holder of shares of this  Series  shall be  entitled  to convert the same into Common Stock, such holder shall surrender the certificate or certificates for such shares of this Series at the office or agency maintained by the Corporation for that purpose, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, and accompanied by funds in the amount of any amounts which may be payable to the Corporation pursuant to this Section 4, and shall give written notice to the Corporation at said office or agency that such holder elects so to convert such shares of this Series, and shall state in writing therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.

            As soon as practicable after such surrender of a certificate or certificates for shares of this Series and all instruments and notices above prescribed, the Corporation shall issue and deliver at said office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion to the person or persons entitled thereto. Shares of this Series shall be deemed to have been converted as of the date of such surrender of a certificate or certificates for shares of this Series, accompanied by all instruments, amounts and notices above prescribed, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated as the record holder or holders of such Common Stock at such time for all purposes; PROVIDED, HOWEVER, that any such surrender on any date when the stock transfer books of the Corporation are closed for any purpose shall not be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons in whose name or names the certificates for such shares of Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are open, and such conversion shall be at the Series A Conversion Price in effect at such time on such succeeding day.

            (B) The Series A Conversion Price shall be initially $1.00. The Series A Conversion Price shall be adjusted from time to time as follows:

                  (1)   If the Corporation:

                        (a) makes  a  distribution or pays  a  dividend  on  its
            Common Stock in shares of its Common Stock; or

                        (b) subdivides outstanding shares of Common Stock into a
            greater number of shares; or


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                        (c) combines its outstanding shares of Common Stock into
            a smaller number of shares; or

                        (d) makes a  distribution  on its Common Stock in shares
            of its capital stock other than Common Stock; or

                        (e) issues by  reclassification  of its Common Stock any
            shares of its capital stock;

then the conversion privilege and the Series A Conversion Price in effect immediately before such action shall be adjusted so that the holder of shares of this Series thereafter converted shall receive the number of shares of Common Stock or capital stock of the Corporation, as the case may be, which such holder would have owned immediately following such action if such holder had converted the shares of this Series immediately before the record date (or, if no record date, the effective date) for such action.

            The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

            If after an adjustment a holder of shares of this Series upon conversion thereof may receive shares of two or more classes of capital stock of the Corporation, the Board of Directors of the Corporation shall determine the allocation of the adjusted Series A Conversion Price between the classes of capital stock. After such allocation, the conversion privilege and conversion price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those in this Paragraph (B).

                  (2) No adjustment of the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                  (3) No adjustment need be made for a transaction referred to in Paragraph (B)(1) of this Section 4 if holders of shares of this Series may participate in the transaction on a basis that the Board of Directors determines to be fair and appropriate in light of the basis on which holders of Common Stock participate in the transaction.

            (C) Whenever the Series A Conversion Price shall be adjusted as herein provided, the Corporation shall forthwith file, at the office or agency maintained for the conversion of shares of this Series as hereinabove provided, a statement showing in detail the facts requiring such adjustment and the actual Series A Conversion Price that shall be in effect after such adjustment. In the absence of manifest error, each such statement shall be conclusive evidence of the correctness of the amount of the adjustment specified therein. The Corporation shall also cause a notice setting forth any such adjustments to be sent by first-class mail, postage prepaid, to each holder of shares of this Series at such holder's address as it appears on the stock register of the Corporation.


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            (D) The  Corporation  shall not be  required  to issue a  fractional interest in a share of Common Stock or scrip upon conversion of shares of this Series. As to any fractional interest in a share of Common Stock which otherwise would be issuable in respect of the aggregate number of shares of this Series surrendered for conversion at any one time by the same holder, the Corporation shall pay a cash adjustment in respect of such fractional interest.

            (E) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its treasury stock or authorized and unissued Common Stock, or both, solely for the purpose of effecting the conversion of shares of this Series, such full number of shares of Common Stock as shall then be sufficient to effect the conversion of all shares of this Series then outstanding.

            (F) Notwithstanding any other provision of this Certificate of Designations, (i) no shares of this Series may be converted if, after giving effect to such conversion, the number of shares of Common Stock held of record or beneficially by the original holder of this series exceeds 4.90% (as calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the total number of shares of Common Stock issued and outstanding after giving effect to such conversion and (ii) no more than 25% of the shares of this Series issued and outstanding as of January 1 of any year may be converted in that calendar year. If the Corporation effects a transaction that reduces the outstanding number of shares of Common Stock to a number such that the number of shares of Common Stock held of record or benefically by the original holder of this series exceeds 4.90% (as calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the total number of shares of Common Stock issued and outstanding after giving effect to such transaction, the original holder and his affiliates shall sell the number of shares of Common Stock required to reduce the number of shares of Common Stock held of record or beneficially by the original holder to 4.90% (as calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the total number of shares of Common Stock outstanding after consummation of such transaction.

            Section 5. VOTING. The holders of shares of this Series shall have no voting rights.



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            IN WITNESS WHEREOF,  Medical Asset Management,  Inc. has caused this
Certificate of Designations of Series A Convertible Preferred Stock to be signed and attested this 19th day of September, 1997.

ATTEST:                                   MEDICAL ASSET MANAGEMENT, INC.



 By:/s/ Dennis Calvert                    By: /s/Clarke Underwood
    ---------------------------              --------------------------------
                                             Clarke Underwood,
                                             Chief Financial Officer